Investor Update and Results for 4Q 2016 and FY 2016 June 19, 2017

2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include financial metrics such as estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the closing of the transactions contemplated by the merger agreement entered into with certain affiliates of Brookfield Asset Management Inc. and the consequences to the Company if the Brookfield Transaction is not consummated, the settlement agreement entered into among the Company, SunEdison and certain of their respective affiliates to resolve, among other things, the intercompany claims between the Company and SunEdison in the SunEdison bankruptcy, the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under the indenture governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to delays in our filing of periodic reports with the SEC; risks related to our potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors or executive officers of TerraForm Power, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages; and our ability to manage our capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond TerraForm Global’s control. TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

3 This presentation provides certain financial and operating metrics of TerraForm Global, Inc. (“TerraForm Global” or the “Company”) as of or for the quarters ended December 31, 2015 and December 31, 2016 and certain financial and operating metrics of TerraForm Global for 2016. Please review these results together with the risk factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on June 15, 2017. The information presented on the following slides does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Global, is not a replacement for full financial statements prepared in accordance with U.S. GAAP and should not be viewed as indicative of future results, which may differ materially. The Company’s last quarterly report was its Form 10-Q for the period ended September 30, 2016. The Company has not filed its Form 10-Q for the period ended March 31, 2017. You should also refer to our Form 10-K for the fiscal year 2016 and the other filings we have made with the SEC. Importance of Our Risk Factors

TerraForm Global Focused on Key Areas of Execution  Fleet continues to perform well  Solid progress on implementing stand-alone operating capability  We filed our Form 10-K for 2016 on June 15, 2017  Our annual shareholder meeting is scheduled to be held on June 29, 2017 at 4:30 pm ET  We are working to finalize and file our 10-Q for 1Q 2017  We are working to satisfy the conditions to closing of the Brookfield acquisition, including entrance into a settlement agreement with Renova on May 26, 2017, and receipt of bankruptcy court approval for the settlement agreement with SunEdison on June 7, 2017 4

5 4Q 2016 Results Commentary  Operating results in-line with management expectations  Compared to 4Q 2015, fleet size and generation increased due to the addition of 36 MW from two solar plants in Thailand, 26 MW from a plant in Uruguay, and additional economic interest in two India power plants  Adjusted EBITDA margin declined vs. 4Q 2015 driven primarily by loss of G&A support from SunEdison  CAFD decline vs 4Q 2015 driven primarily by loss of G&A support from SunEdison and FX settlement losses Metrics 4Q 2016 4Q 2015 % change YoY Revenue, net ($M) $55 $51 8% Net Income / (Loss) ($M) ($60) ($254) n/a Non-GAAP Metrics 4Q 2016 4Q 2015 % change YoY Net MW Owned (Period End) 919 854 8% Capacity Factor 26.3% 31.1% (490) bps MWh (000s) 574 558 3% Adj. Revenue / MWh $98 $93 5% Adj. Revenue ($M) $56 $52 8% Adj. EBITDA ($M)1 $33 $40 (17%) Adj. EBITDA margin 58.9% 76.7% (1,780) bps CAFD ($M)1 $18 $38 (51%) 1. Excludes non-operating cash costs incurred (costs that are not representative of our core operations)

6 2016 Results Commentary  Key financial metrics substantially in-line with management expectations post-SunEdison bankruptcy – Curtailment and turbine outages offset by cost optimization and currency appreciation  CAFD estimate includes items not expected to recur in future periods – $4M in SunEdison G&A support – $41M in SunEdison interest support – $25M restricted cash release – ($15M) impact from South Africa debt defaults  BioTherm acquisition anticipated future impact – $20M annual revenue excluded from 2016 estimate – $16M annual Adj. EBITDA excluded from 2016 estimate – $7M CAFD included in 2016 estimate ($4M in expected annual CAFD for 2017) 1. Excludes non-operating and acquisition-related cash costs incurred in 2016 (costs that are not representative of our core operations) Metrics 2016 Revenue, net ($M) $214 Net Income / (Loss) ($M) ($78) Non-GAAP Metrics 2016 Net MW Owned (Period End) 919 Capacity Factor 26.1% MWh (000s) 2,273 Adj. Revenue / MWh $95 Adj. Revenue ($M) $216 Adj. EBITDA ($M)1 $151 Adj. EBITDA margin 70.0% CAFD ($M)1 $93

Appendix 7

8 $46 $23 $4 $37 $83 $9 $41 $15 $45 $216 $151 $93 Adj. Revenue Cost of Operations G&A (Corp. Operating) SUNE G&A Support Adj. EBITDA Project Debt Interest Payments Holdco Debt Interest Payments Project Debt Principal Payments SUNE Interest Support S. Africa Default Impact Other CAFD $ in millions, non-GAAP metrics, unless otherwise noted Figures may not foot due to rounding  2016 financial performance largely in-line with management expectations  Other of $45M includes: – $25M restricted cash release – $10M receipt of additional economic interest and BioTherm dividend receipt – $9M India viability gap funding receipt – $9M liquidated damages receipt & net interest income – Partially offset by ($5M) FX settlement losses and ($2M) maintenance capex/other 2016 Adjusted Revenue to CAFD 1. Excludes approximately $58M of non-operating and acquisition-related cash costs incurred in 2016 (costs that are not representative of our core operations) 2. We do not anticipate that we will receive further support for interest or G&A from SunEdison in 2017 or beyond 2 21

9 Definitions: Adjusted Revenue, Adjusted EBITDA and Cash Available for Distribution Reconciliation of Operating Revenues, Net to Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We believe adjusted revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. Reconciliation of Net Income (Loss) to Adjusted EBITDA We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Reconciliation of Adjusted EBITDA to Cash Available for Distribution “CAFD” CAFD is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP We define CAFD as adjusted EBITDA of Global LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee.

Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue, Net Income / (Loss) to Adjusted EBITDA and Adjusted EBITDA to CAFD

Exhibit 99.1

$000s, unless otherwise noted

	3 Months Ended, Dec 2016	3 Months Ended, Dec 2015	12 Months Ended, Dec 2016
Operating revenue, net	55,146	51,256	214,317
Amortization of favorable and unfavorable rate revenue contracts, net (a)	809	507	1,457
Adjusted revenue	**55,955**	**51,763**	**215,774**

Adjustments to reconcile net income to adjusted EBITDA and cash available for distribution	3 Months Ended, Dec 2016	3 Months Ended, Dec 2015	12 Months Ended, Dec 2016
Net income	**(60,076)**	**(254,196)**	**(78,498)**
Add/(Subtract):			
Interest expense, net	33,479	23,061	129,276
Income tax expense (benefit)	3,642	4,426	8,682
Depreciation , accretion and amortization expense	15,026	16,449	56,645
General and administrative expense - G&A (b)	18,040	5,767	46,738
Non-cash stock-based compensation	1,029	1,523	3,646
Acquisition, formation and related cost (c)	645	10,846	10,872
Provision for contingent loss on deposit for acquisitions (425 MW India Projects)	-	231,000	-
Loss (gain) on foreign currency exchange, net (d)	17,064	7,286	(4,899)
Loss (gain) on extinguishment of debt, net	(127)	528	(5,857)
Other net loss (income)	(446)	(4,434)	(20,239)
Other non-operating expenses (e)	4,681	(2,537)	4,681
Adjusted EBITDA	**32,957**	**39,718**	**151,047**
Add/(Subtract):			
Interest payment	(7,620)	(7,278)	(119,942)
Scheduled project level and other debt service and repayments	(1,633)	(1,243)	(8,680)
Cash distributions to non-controlling interests	(242)	(3,513)	(320)
Non-expansionary capital expenditures	(3,269)	(689)	(6,737)
Change in restricted cash (f)	(5,718)	(10,499)	9,515
SunEdison interest support	-	-	41,208
India viability gap funding receipt	-	-	8,707
Economic interest (g)	-	16,647	3,531
Biotherm dividend receipt	1,087	-	6,593
Settlement gain/(loss) on foreign currency exchange related to operations	(3,035)	3,000	(5,475)
Other (including interest income received) (h)	5,922	1,846	13,087
Cash available for distribution	**18,449**	**37,989**	**92,533**

TerraForm Global

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Footnotes to Reg. G 11 (a) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. (b) In conjunction with the closing of the IPO in August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the quarter ended December 31, 2016, quarter ended December 31, 2015 or year ended December 31, 2016 and amount of general and administrative expense- affiliate in excess of the fees paid to SunEdison is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm GLBL that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal operating general and administrative expenses, not paid by SunEdison, $9.7M for the 3 months ended December 31, 2016 and $19.5M for the year ended December 31, 2016 are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. (c) Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the year ended December 31, 2016 and year ended December 31, 2015 since such costs are considered to be paid for with financing sources. Additionally, includes formation and offering related fees and expenses and Formation and offering related fees and expenses – affiliate reflected in the consolidated statement of operations. These fees consist of professional fees for legal, tax, and accounting services related to our IPO. (d) Includes settled and unsettled gains and losses on foreign currency hedges related to operating and investing activities. The net loss relates primarily to losses on foreign currency hedges of certain planned acquisitions, and is partially offset by gains on foreign currency hedges associated with operations. (e) Other charges and or non-operating items that we believe are not representative of our core business or future operating performance. For the 3 months ended December 31, 2016, includes $1.1M pre-dropdown construction related expense and $3.6M PP&E replacement value write-off (CAFD impact recorded in actual and or expected to be recorded in non-expansionary capital expenditures). For the 3 months ended December 31, 2015, items include post-dropdown related expenses incurred in 3Q 2015. (f) Net change in restricted cash excludes impact of any foreign currency appreciation or depreciation during the period in 2016. (g) Items include economic ownership in certain acquired operating assets, which accrued to TerraForm Global, Inc. prior to each acquisition close date. For the 3 months ended December 31, 2015, $10.7M related to our acquisition of wind plants from FERSA for the period January 1, 2015 to December 31, 2015 and $5.9M related to our acquisition of wind plants from Renova for the period May 1, 2015 to September 18, 2015 and for the year ended December 31, 2016, $3.5M related to our acquisition of wind plants from Renova for the period May 1, 2015 to September 18, 2015. (h) For the 3 months ended December 31, 2016, includes $6.4M liquidated damages cash receipt, net interest income $0.2M and net withholding tax/other ($0.7M). For the year ended December 31, 2016, includes $6.4M liquidated damages cash receipt, $4.7M maintenance reserve, net interest income $2.3M and net withholding tax/other ($0.3M).

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